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Jill Slattery	McLean, VA 22102
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Nigel Glennie
+1 703 883 5262

Hilton Reports First Quarter Results

MCLEAN, VA (May 7, 2020) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its first quarter 2020 results. The following results reflect the material impact that the novel coronavirus ("COVID-19") pandemic had on Hilton's business, the effects of which were not significant until March 2020. Highlights include:
•Diluted EPS was $0.06 for the first quarter, and diluted EPS, adjusted for special items, was $0.74

•Net income was $18 million for the first quarter

•Adjusted EBITDA was $363 million for the first quarter

•System-wide comparable RevPAR decreased 22.6 percent on a currency neutral basis for the first quarter from the same period in 2019

•Approved 29,500 new rooms for development during the first quarter, growing Hilton's development pipeline to 405,000 rooms as of March 31, 2020, representing 9 percent growth from March 31, 2019

•Opened 8,800 rooms in the first quarter, contributing to 6,100 net additional rooms

•In April 2020, pre-sold Hilton Honors points to American Express for $1.0 billion in cash

•In April 2020, issued $1.0 billion of senior notes consisting of: (i) $500 million aggregate principal amount of 5.375% Senior Notes due 2025 and (ii) $500 million aggregate principal amount of 5.750% Senior Notes due 2028

•Giving effect to the Hilton Honors pre-sale and issuance of senior notes, as of March 31, 2020, cash, restricted cash and cash equivalents would have been $3.8 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are currently experiencing unprecedented times as a result of the COVID-19 pandemic, and our number one priority remains protecting the safety and security of our guests, team members and owners. We have also taken precautionary measures to protect our business, including securing our liquidity position. Given the strength of our system and dedication of our people, we believe we are well-positioned to navigate this crisis and ultimately recover stronger."

With the exception of the Asia Pacific region, Hilton's first quarter results were not significantly impacted by the COVID-19 pandemic until March 2020, with occupancy roughly flat through February in the Americas and Europe, Middle East and Africa ("EMEA") regions. As such, the results for the three months ended March 31, 2020 are not indicative of future results and the material negative impact that the COVID-19 pandemic is expected to have on Hilton's business for an indeterminate length of time.

For the three months ended March 31, 2020, system-wide comparable RevPAR decreased 22.6 percent primarily as a result of decreases in occupancy, and management and franchise fee revenues decreased 18 percent. The decreases were due to the COVID-19 pandemic and the related reduction in global travel and tourism, which required the complete and partial suspensions of hotel operations at many of Hilton's properties.

For the three months ended March 31, 2020, diluted EPS was $0.06 and diluted EPS, adjusted for special items, was $0.74 compared to $0.54 and $0.80, respectively, for the three months ended March 31, 2019. Net income and Adjusted EBITDA were $18 million and $363 million, respectively, for the three months ended March 31, 2020, compared to $159 million and $499 million, respectively, for the three months ended March 31, 2019.

Development

In the first quarter of 2020, Hilton opened 67 new hotels, totaling 8,800 rooms, and achieved net unit growth of over 6,100 rooms. Additionally, during the quarter, Hilton signed the largest multi-brand deal in company history with Resorts World Las Vegas for a 3,500 room resort uniting Hilton Hotels & Resorts, LXR Hotels and Resorts and Conrad Hotels and Resorts.

As of March 31, 2020, Hilton's development pipeline totaled nearly 2,670 hotels consisting of more than 405,000 rooms throughout 120 countries and territories, including 35 countries and territories where Hilton does not currently have any open hotels. Additionally, of the rooms in the development pipeline, 223,000 rooms were located outside the U.S., and 213,000 rooms were under construction.

Balance Sheet and Liquidity

As of March 31, 2020, Hilton had $9.6 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 3.92 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $9.3 billion of long-term debt outstanding with a weighted average interest rate of 3.88 percent and no maturities until 2024.

Total cash and cash equivalents were $1,805 million as of March 31, 2020, including $71 million of restricted cash and cash equivalents. During the three months ended March 31, 2020, Hilton borrowed the remaining amount available under its $1.75 billion senior secured credit facility, as a precautionary measure in response to the COVID-19 pandemic. In April 2020, Hilton continued to take action to solidify its cash position, including the pre-sale of Hilton Honors points for $1.0 billion and the issuance of $1.0 billion aggregate principal amount of senior notes. Giving effect to these transactions, Hilton would have had $3.8 billion of cash, restricted cash and cash equivalents as of March 31, 2020.

During the first quarter of 2020, Hilton repurchased 2.6 million shares of its common stock at a cost of approximately $279 million and an average price per share of $107.26. Since the inception of Hilton's stock repurchase program in March 2017, Hilton has repurchased approximately 56.6 million shares of its common stock for approximately $4.4 billion at an average price per share of $78.40. In March 2020, Hilton's board of directors authorized an additional $2.0 billion for share repurchases under its stock repurchase program. The amount remaining under Hilton's current stock repurchase program is approximately $2.2 billion.

In March 2020, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $42 million. Hilton formally suspended share repurchases of its common stock and dividend payments on March 26, 2020, after the board of directors' additional share repurchase authorization, as a result of efforts to preserve capital and maintain liquidity. The stock repurchase program remains authorized by the board of directors, and Hilton may resume share repurchases in the future at any time, depending upon market conditions, capital needs and other factors. No share repurchases were made after March 5, 2020 through the date of this press release, and no new cash dividends have been declared subsequent to the payment of the previously declared cash dividend.

Conference Call

Hilton will host a conference call to discuss first quarter 2020 results on May 7, 2020 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2020.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 6012446. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 10141216.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the impact of the COVID-19 pandemic, the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the potential impact of the COVID-19 outbreak, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission (the "SEC"), as supplemented in Hilton's Current Report on Form 8-K filed on April 16, 2020 and Hilton's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which is expected to be filed on or about the date of this press release, as such factors may be further updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

Pro Forma Financial Information

This press release includes pro forma net debt and net debt to Adjusted EBITDA ratio for Hilton adjusted to reflect the transactions discussed in "Definitions" as if they had occurred on March 31, 2020.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 18 world-class brands comprising more than 6,100 properties with more than 977,000 rooms, in 118 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton welcomed more than 3 billion guests in its 100-year history, earned a top spot on the 2019 World's Best Workplaces list and was named the 2019 Global Industry Leader on the Dow Jones Sustainability Indices. Through the award-winning guest loyalty program Hilton Honors, more than 106 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy, plus enjoy instant benefits, including digital check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenues
Franchise and licensing fees	$339	$382
Base and other management fees	60	80
Incentive management fees	23	55
Owned and leased hotels	210	312
Other revenues	23	26
	655	855
Other revenues from managed and franchised properties	1,265	1,349
Total revenues	1,920	2,204

Expenses
Owned and leased hotels	239	298
Depreciation and amortization	91	84
General and administrative	60	107
Impairment losses	112	—
Other expenses	14	20
	516	509
Other expenses from managed and franchised properties	1,336	1,383
Total expenses	1,852	1,892

Operating income	68	312

Interest expense	(94)	(98)
Gain on foreign currency transactions	9	—
Other non-operating income, net	—	4

Income (loss) before income taxes	(17)	218

Income tax benefit (expense)	35	(59)

Net income	18	159
Net income attributable to noncontrolling interests	—	(1)
Net income attributable to Hilton stockholders	$18	$158

Weighted average shares outstanding:
Basic	277	293
Diluted	280	295

Earnings per share:
Basic	$0.06	$0.54
Diluted	$0.06	$0.54

Cash dividends declared per share	$0.15	$0.15

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
U.S.	58.5%	(13.1)%	pts.	$140.50	(3.4)%	$82.19	(21.1)%
Americas (excluding U.S.)	53.8	(11.5)		115.94	(3.0)	62.43	(20.1)
Europe	52.5	(14.2)		118.94	(2.6)	62.42	(23.4)
Middle East & Africa	61.7	(9.6)		135.19	(1.6)	83.36	(14.8)
Asia Pacific	38.1	(27.6)		116.02	(3.7)	44.26	(44.1)
System-wide	56.0	(14.3)		135.90	(3.0)	76.16	(22.6)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Waldorf Astoria Hotels & Resorts	53.0%	(17.9)%	pts.	$423.71	7.8%	$224.76	(19.4)%
Conrad Hotels & Resorts	45.8	(27.3)		230.99	(4.8)	105.68	(40.4)
Canopy by Hilton	51.0	(10.7)		183.78	(8.8)	93.72	(24.6)
Hilton Hotels & Resorts	53.9	(17.4)		164.17	(1.9)	88.46	(25.9)
Curio Collection by Hilton	51.8	(11.7)		206.15	(1.0)	106.71	(19.3)
Tapestry Collection by Hilton	50.6	(9.8)		127.86	(6.8)	64.75	(21.9)
DoubleTree by Hilton	52.8	(16.1)		127.11	(0.7)	67.08	(23.9)
Embassy Suites by Hilton	60.0	(15.1)		156.20	(3.4)	93.67	(22.8)
Hilton Garden Inn	56.7	(13.9)		121.82	(3.5)	69.02	(22.5)
Hampton by Hilton	55.7	(12.5)		113.25	(3.0)	63.13	(20.7)
Tru by Hilton	53.2	(4.4)		95.16	(3.6)	50.63	(10.9)
Homewood Suites by Hilton	65.7	(10.4)		131.70	(3.3)	86.49	(16.5)
Home2 Suites by Hilton	63.0	(8.0)		110.84	(2.9)	69.87	(13.8)
System-wide	56.0	(14.3)		135.90	(3.0)	76.16	(22.6)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Management and franchise	56.2%	(14.2)%	pts.	$135.35	(2.8)%	$76.00	(22.4)%
Ownership(1)	50.8	(19.0)		164.50	(6.9)	83.64	(32.3)
System-wide	56.0	(14.3)		135.90	(3.0)	76.16	(22.6)
____________
(1)Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of March 31, 2020

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	14	5,965	—	—	14	5,965
Americas (excluding U.S.)	—	—	2	257	—	—	2	257
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	5	1,014	—	—	5	1,014
LXR Hotels & Resorts
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	307	—	—	1	307
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	6	2,211	1	228	7	2,439
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	21	6,138	1	659	23	6,961
Canopy by Hilton
U.S.	—	—	—	—	9	1,466	9	1,466
Americas (excluding U.S.)	—	—	1	174	—	—	1	174
Europe	—	—	—	—	2	263	2	263
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	2	329	—	—	2	329
Hilton Hotels & Resorts
U.S.	—	—	65	47,449	176	54,085	241	101,534
Americas (excluding U.S.)	1	405	26	9,455	21	7,096	48	16,956
Europe	50	13,919	43	14,439	40	10,876	133	39,234
Middle East & Africa	5	1,998	42	13,482	2	1,415	49	16,895
Asia Pacific	5	2,999	98	35,450	6	2,203	109	40,652
Curio Collection by Hilton
U.S.	—	—	6	2,485	44	8,805	50	11,290
Americas (excluding U.S.)	—	—	2	99	8	825	10	924
Europe	—	—	5	520	16	1,766	21	2,286
Middle East & Africa	—	—	3	445	1	356	4	801
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	32	10,864	330	76,546	362	87,410
Americas (excluding U.S.)	—	—	2	306	33	6,522	35	6,828
Europe	—	—	13	3,324	98	16,642	111	19,966
Middle East & Africa	—	—	12	3,164	6	718	18	3,882
Asia Pacific	—	—	64	17,681	3	1,072	67	18,753
Tapestry Collection by Hilton
U.S.	—	—	—	—	31	4,264	31	4,264
Americas (excluding U.S.)	—	—	—	—	2	190	2	190
Embassy Suites by Hilton
U.S.	—	—	41	10,918	209	46,991	250	57,909
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Hilton Garden Inn
U.S.	—	—	4	425	684	94,753	688	95,178
Americas (excluding U.S.)	—	—	11	1,571	44	6,829	55	8,400
Europe	—	—	20	3,764	55	9,181	75	12,945
Middle East & Africa	—	—	15	3,272	2	271	17	3,543
Asia Pacific	—	—	30	6,423	—	—	30	6,423
Hampton by Hilton
U.S.	—	—	29	3,547	2,208	217,412	2,237	220,959
Americas (excluding U.S.)	—	—	13	1,685	102	12,322	115	14,007
Europe	—	—	18	2,956	69	10,710	87	13,666
Middle East & Africa	—	—	3	723	—	—	3	723
Asia Pacific	—	—	—	—	122	20,506	122	20,506
Tru by Hilton
U.S.	—	—	—	—	126	12,179	126	12,179
Americas (excluding U.S.)	—	—	—	—	1	90	1	90
Homewood Suites by Hilton
U.S.	—	—	10	1,052	470	53,629	480	54,681
Americas (excluding U.S.)	—	—	3	406	22	2,457	25	2,863
Home2 Suites by Hilton
U.S.	—	—	3	313	385	40,388	388	40,701
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	4	1,995	3	1,151	7	3,146
Hotels	65	20,562	694	220,920	5,348	727,513	6,107	968,995
Hilton Grand Vacations	—	—	—	—	55	8,944	55	8,944
Total	65	20,562	694	220,920	5,403	736,457	6,162	977,939
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2020	2019	$	%
Capital expenditures for property and equipment(1)	$12	$23	(11)	(47.8)
Capitalized software costs(2)	17	19	(2)	(10.5)
Total capital expenditures	29	42	(13)	(31.0)
Contract acquisition costs	11	15	(4)	(26.7)
Total capital expenditures and contract acquisition costs	$40	$57	(17)	(29.8)
____________
(1)Includes expenditures for hotels, corporate and other property and equipment, of which $3 million and $5 million were indirectly reimbursed by hotel owners for the three months ended March 31, 2020 and 2019, respectively. Excludes expenditures for furniture, fixtures and equipment ("FF&E") replacement reserves of $14 million for the three months ended March 31, 2020 and 2019.
(2)Includes $14 million and $15 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended March 31, 2020 and 2019, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Net income attributable to Hilton stockholders, as reported	$18	$158
Diluted EPS, as reported	$0.06	$0.54
Special items:
Net other expenses from managed and franchised properties	$71	$34
Purchase accounting amortization(1)	49	51
FF&E replacement reserves	14	14
Impairment losses	112	—
Other adjustments(2)	3	1
Total special items before tax	249	100
Income tax expense on special items	(59)	(24)
Total special items after tax	$190	$76

Net income, adjusted for special items	$208	$234
Diluted EPS, adjusted for special items	$0.74	$0.80
____________
(1)Represents the amortization of intangible assets that were recorded at fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc.
(2)Includes severance costs related to the 2015 sale of the Waldorf Astoria New York recognized in general and administrative expenses.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
Net income	$18	$159
Interest expense	94	98
Income tax expense (benefit)	(35)	59
Depreciation and amortization	91	84
EBITDA	168	400
Gain on foreign currency transactions	(9)	—
FF&E replacement reserves	14	14
Share-based compensation expense (benefit)	(12)	34
Impairment losses	112	—
Amortization of contract acquisition costs	8	7
Net other expenses from managed and franchised properties	71	34
Other adjustment items(1)	11	10
Adjusted EBITDA	$363	$499
____________
(1)Includes adjustments for severance and other items.

	Three Months Ended
	March 31,
	2020	2019
Total revenues, as reported	$1,920	$2,204
Add: amortization of contract acquisition costs	8	7
Less: other revenues from managed and franchised properties	(1,265)	(1,349)
Total revenues, as adjusted	$663	$862

Adjusted EBITDA	$363	$499

Adjusted EBITDA margin	54.8%	57.9%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

			December 31,
	March 31, 2020		2019
	(as reported)	(pro forma)	(as reported)
Long-term debt, including current maturities	$9,496	$10,481	$7,993
Add: unamortized deferred financing costs and discount	80	95	83
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	9,576	10,576	8,076
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	2	2	2
Less: cash and cash equivalents	(1,734)	(3,719)	(538)
Less: restricted cash and cash equivalents	(71)	(71)	(92)
Net debt	$7,773	$6,788	$7,448

	Three Months Ended		Year Ended	TTM(1)
	March 31,		December 31,	March 31,
	2020	2019	2019	2020
Net income	$18	$159	$886	$745
Interest expense	94	98	414	410
Income tax expense (benefit)	(35)	59	358	264
Depreciation and amortization	91	84	346	353
EBITDA	168	400	2,004	1,772
Gain on sale of assets, net	—	—	(81)	(81)
Loss (gain) on foreign currency transactions	(9)	—	2	(7)
FF&E replacement reserves	14	14	59	59
Share-based compensation expense (benefit)	(12)	34	154	108
Impairment losses	112	—	—	112
Amortization of contract acquisition costs	8	7	29	30
Net other expenses from managed and franchised properties	71	34	77	114
Other adjustment items(2)	11	10	64	65
Adjusted EBITDA	$363	$499	$2,308	$2,172

Net debt				$7,773

Net debt to Adjusted EBITDA ratio				3.6

Pro forma net debt(3)				$6,788

Pro forma net debt to Adjusted EBITDA ratio				3.1
____________
(1)Trailing twelve months ("TTM") March 31, 2020 is calculated as the three months ended March 31, 2020 plus the year ended December 31, 2019 less the three months ended March 31, 2019.
(2)Includes severance and other items. The year ended December 31, 2019 also includes expenses recognized in connection with refinancings and repayments of the senior secured credit facilities and impairment losses.
(3)See "Definitions—Pro Forma Financial Information" for additional details.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Pro Forma Financial Information

Pro forma net debt and net debt to Adjusted EBITDA ratio have been adjusted to reflect: (i) the Hilton Honors points pre-sale to American Express for $1.0 billion in cash in April 2020 and (ii) the issuance of $1.0 billion aggregate principal amount of senior notes in April 2020, including estimated expenses relating to the offering of $15 million. The unaudited pro forma financial information has been prepared to reflect these transactions as if they had occurred on March 31, 2020.

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended March 31, 2020, which is calculated as the three months ended March 31, 2020 plus the year ended December 31, 2019 less the three months ended March 31, 2019. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.

Net Income, Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income, adjusted for special items, and diluted earnings per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income, adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income, adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, income tax expense (benefit) and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) FF&E replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense (benefit); (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (xi) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of FF&E for owned hotels, where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense (benefit), as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available.

Of the 6,107 hotels in the Company's system as of March 31, 2020, 5,036 hotels were classified as comparable hotels. The 1,071 non-comparable hotels included 235 hotels, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

When considering business interruption in the context of the definition of comparable hotels, any hotel that had completely or partially suspended operations on a temporary basis at any point during the three months ended March 31, 2020, as a result of the COVID-19 pandemic, was considered to be part of the definition of comparable hotels. Despite these temporary suspensions of hotel operations, Hilton believes that including these hotels within occupancy, average daily rate and revenue per available room, reflects the underlying financial results of Hilton's business for the three months ended March 31, 2020.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels. References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months ended March 31, 2020 and 2019 use the exchange rates for the three months ended March 31, 2020.